Investor Contact: Dave Crawford
Halyard Health, Inc.
470-448-5177
Investor.Relations@HYH.com

Media Contact: Kristen Perry
MSLGROUP
781-684-0770
Corp_hyh@mslgroup.com

Halyard Health, Inc. Year-End 2015 Results and 2016 Outlook

ALPHARETTA, Feb. 29, 2016/PRNewswire/ -- Halyard Health, Inc. (NYSE: HYH) today reported year-end 2015 results and provided its 2016 outlook and related key planning assumptions.
Executive Summary

•	2015 fourth quarter net sales were $401 million, down 9 percent compared to the prior year. On a constant currency basis, net sales declined 7 percent.

•
Net income for the fourth quarter 2015 was $15 million compared to net loss of $2 million in the fourth quarter of 2014. Fourth quarter adjusted net income was $27 million compared to adjusted net income of $74 million in the prior year.

•
The fourth quarter diluted earnings per share were $0.31, compared to $(0.05) diluted earnings per share in the fourth quarter of 2014. Adjusted diluted earnings per share in the quarter were $0.57, compared to adjusted diluted earnings per share of $1.59 in the prior year.

•	Full-year net sales of $1.6 billion declined 6 percent compared to the prior year. Net sales, on a constant currency basis, declined 3 percent.

•	Net loss for 2015 was $(426) million, compared to net income of $27 million in 2014. For 2015, adjusted net income was $99 million, compared to adjusted net income of $191 million in the prior year.

•
The 2015 net loss resulted in diluted earnings per share of $(9.15), compared to $0.58 of diluted earnings per share in 2014. Adjusted diluted earnings per share for the year were $2.11, compared to adjusted diluted earnings per share of $4.11 in the prior year.

•	2016 full-year adjusted diluted earnings per share are expected to be $1.45 to $1.65. The outlook reflects expectations that total net sales will decline 2 to 5 percent, on a constant currency basis.
“Despite facing a difficult competitive environment, our fourth quarter and full-year 2015 results were in line with our revised expectations thanks to continued solid performance from our Medical Devices segment,” said Robert Abernathy, Halyard Chairman and CEO. “We remain confident in our strategy to transform our product portfolio to focus on our faster growing, higher margin Medical Devices business, and will execute several important initiatives to fuel growth, deliver operational efficiencies, and build our culture in 2016.”

Fourth Quarter 2015 Operating Results
Net sales of $401 million were 9 percent below the prior year. On a constant currency basis, net sales were down 7 percent. Performance was affected by lower volume and price in Surgical and Infection Prevention (S&IP) and unfavorable currency exchange rates.
Operating profit was $21 million in the fourth quarter 2015 versus $24 million in 2014. On an adjusted basis, operating profit was $41 million compared to $77 million in the prior year. Adjusted results for fourth quarter 2015 exclude $8 million in post-spin related charges, $7 million of intangible amortization expense, $8 million for litigation matters, partially offset by a $2 million downward revision of a previously announced goodwill impairment estimate.
Adjusted EBITDA for the fourth quarter, excluding pre- and post-spin related charges, depreciation and intangible asset amortization was $51 million compared to $87 million in the fourth quarter of 2014.
Fourth Quarter 2015 Business Segment Results
Surgical and Infection Prevention
S&IP net sales totaled $263 million, down 12 percent compared to the fourth quarter of 2014. On a constant currency basis, sales declined 9 percent. Lower net selling prices continued in exam gloves and sterilization. Volumes were lower in surgical drapes and gowns and protective apparel, while facial protection volumes were lower due to last year’s pandemic-related sales. Results were also impacted by unfavorable currency exchange rates.
S&IP operating profit for the quarter was $27 million compared to $48 million in last year’s fourth quarter. The decline was driven by lower volume and selling price, higher manufacturing costs related to a curtailment in production to lower inventory levels and planned stand-alone costs.
Medical Devices
Net sales of Medical Devices in the fourth quarter 2015 increased 5 percent to $134 million compared to the fourth quarter 2014. On a constant currency basis, sales increased 6 percent. Higher global volume in digestive health and continued volume growth in interventional pain in North America drove performance.
Operating profit for Medical Devices was $21 million in 2015 compared to $28 million in the prior year. Higher sales volume was offset by higher selling expense and higher research and development investment to fuel growth.
Full-Year 2015 Results
Full-year 2015 net sales of $1.6 billion declined 6 percent compared to 2014. On a constant currency basis, net sales declined 3 percent.
Operating loss was $(378) million in 2015 versus operating profit of $94 million in 2014. On an adjusted basis, 2015 operating profit was $181 million, compared to adjusted operating profit of $288 million in the prior year. Adjusted results for 2015 exclude a $12 million post-spin gain related to the sale of a glove manufacturing facility in Thailand, $54 million in post-spin related charges, $26 million of intangible amortization expense, $17 million for litigation matters and $474 million non-cash goodwill impairment.
Adjusted EBITDA for 2015, excluding pre- and post-spin related charges, depreciation and intangible asset amortization was $220 million compared to $326 million in 2014.
Full-Year 2015 Business Segment Results
Surgical and Infection Prevention
For full-year 2015, S&IP net sales were $1,030 million, down 10 percent compared to full-year 2014. On a constant currency basis, net sales declined 7 percent. Higher exam glove volume in Latin America & Asia-Pacific was offset by lower volume in surgical drapes and gowns in North America and Europe, Middle East and Africa (EMEA), lower protective apparel in North America and a decline in exam gloves sold to Kimberly-Clark. Lower net selling price primarily in exam gloves and sterilization in North America and unfavorable currency exchange rates also impacted sales.

S&IP operating profit was $98 million compared to $166 million in 2014, due to lower selling price and sales volume and increased distribution cost, unfavorable currency exchange rates, lower fixed cost absorption and higher general and administrative expenses related to stand-alone costs.
Medical Devices
For 2015, net sales of Medical Devices were $510 million, a 2 percent increase compared to $502 million in 2014. On a constant currency basis, sales increased 3 percent. Performance was driven by higher global volume in digestive health and interventional pain in North America.
Operating profit was $108 million compared to $105 million in 2014. Higher sales volume was partially offset by higher selling expense and marketing expense and increased research and development investment.
Cash Flow and Balance Sheet
Cash from operations less capital expenditures, or free cash flow, for the fourth quarter was $17 million compared to $22 million a year ago. For the year, free cash flow was $27 million compared to $69 million in the prior year. The decrease in 2015 was due to higher stand-alone costs. At year-end 2015, the company’s cash balance was $130 million.
Capital spending for the fourth quarter was $6 million compared to $18 million in 2014, while full-year 2015 capital spending totaled $70 million compared to $79 million in the prior year. The decrease for the quarter and for the full-year spending was related to spin-related activities.
Total debt at the end of 2015 was $578 million, consisting of a secured term loan and unsecured notes, compared to total debt of $627 million at the end of 2014.
2016 Outlook and Key Planning Assumptions
Based on current trends, the company expects net sales, on a constant currency basis, to decline 2 to 5 percent in 2016 compared to 2015. Adjusted earnings per diluted share are anticipated to be in the range of $1.45 to $1.65 for the full-year. This outlook reflects certain key assumptions, which are listed below:

•	S&IP net sales, excluding net sales to Kimberly-Clark, are expected to decline 3 to 5 percent on a constant currency basis.

•	S&IP net sales to Kimberly-Clark which were $50 million in 2015, are expected to range between $40 and $45 million.

•	Corporate sales are expected to range between $5 and $15 million.

•	Medical Devices net sales, on a constant currency basis, are expected to increase 3 to 5 percent.

•	We expect a negative foreign currency translation impact to net sales of 0.5 to 1.5 percent compared to the prior year.

•	Inflation in key cost inputs of $5 to $10 million.

•	Research and development investment is expected to range from $35 to $40 million, to support the company’s focus on product innovation.

•	Spin-off related transitional costs are expected to be $10 to $15 million in 2016. Total transitional costs for 2014, 2015 and 2016 are forecasted to be $67 to $72 million.

•	The adjusted effective tax rate is anticipated to be between 33 and 35 percent.
Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:

•	Net sales on a constant currency basis

•	Adjusted net income

•	Adjusted diluted earnings per share

•	Adjusted operating profit

•	Adjusted effective tax rate

•	Adjusted EBITDA

•	Free cash flow
These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:

•	Transaction costs relating to the spin-off from Kimberly-Clark, including legal, accounting, tax and other professional fees.

•
Transition costs relating to the separation from Kimberly-Clark which includes costs to establish Halyard Health’s capabilities as a stand-alone entity. These costs are related primarily to the transition services the company expects to receive from Kimberly-Clark as well as the rebranding and other supply chain transition costs, and will continue through 2016.

•	Manufacturing strategic charges relating to exiting one of the disposable glove facilities in Thailand and outsourcing the related production.

•	Expenses associated with the amortization of intangible assets associated with prior business acquisitions.

•	Impairment charges resulting from the annual impairment testing on the Company’s reporting units.

•	Expenses associated with litigation matters.
The company provides these non-GAAP financial measures as supplemental information to our GAAP financial measures. Management and the company's Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to (a) evaluate the company's historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the company's business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.
Additionally, the Compensation Committee of the company's Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the company's net sales on a constant currency basis, adjusted diluted earnings per share and adjusted EBITDA which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.
Conference Call
Halyard Health, Inc. will host a conference call today at 9 a.m. EST. The conference call can be accessed live over the Internet at https://halyardhealth.investorroom.com or via telephone by dialing 877.240.5772 in the United States. A replay of the call will be available at noon EST today by calling 877.344.7529 in the United States and entering passcode 10080019. A webcast of the call will also be archived in the Investors section on the Halyard website.
About Halyard Health
Halyard Health (NYSE: HYH) is a medical technology company focused on preventing infection, eliminating pain and speeding recovery for healthcare providers and their patients. Headquartered in Alpharetta, Georgia, Halyard is committed to addressing some of today’s most important healthcare needs, such as preventing healthcare-associated infections and reducing the use of narcotics while helping patients move from surgery to recovery. Halyard’s business segments - Surgical and Infection Prevention and Medical Devices - develop, manufacture and market clinically superior solutions that improve medical outcomes and business performance in more than 100 countries. For more information, visit www.halyardhealth.com.
Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “ estimate”, “anticipate”, “plan”, or “continue” and similar expressions, among others. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

HALYARD HEALTH, INC.
CONDENSED CONSOLIDATED INCOME STATEMENT
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,
	2015	2014	Change
Net Sales (including prior year related party sales of $8.3)	$401.4	$439.4	(8.6)%
Cost of products sold (including prior year related party purchases of $7.5)	267.8	282.9	(5.3)
Gross Profit	133.6	156.5	(14.6)
Research and development expenses	9.8	7.5	30.7
Selling and general expenses	98.3	126.4	(22.2)
Goodwill impairment	(1.5)	—	N.M.
Other expense (income), net	6.5	(1.4)	N.M.
Operating Profit	20.5	24.0	(14.6)
Interest income	0.1	—	N.M.
Interest expense	(8.1)	(5.9)	37.3
Income Before Income Taxes	12.5	18.1	(30.9)
Benefit from (provision for) income taxes	2.0	(20.5)	N.M.
Net Income (Loss)	$14.5	$(2.4)	N.M.

Interest expense, net	8.0	5.9	35.6
(Benefit from) provision for income taxes	(2.0)	20.5	N.M.
Depreciation and amortization	16.8	23.8	(29.4)
EBITDA	$37.3	$47.8	(22.0)

Per Share Basis
Basic	$0.31	$(0.05)	N.M.
Diluted	0.31	(0.05)	N.M.

Common Shares Outstanding (in thousands)	As of December 31,
	2015	2014
Basic	46,614	46,536
Diluted	46,799	46,536

HALYARD HEALTH, INC.
CONDENSED CONSOLIDATED INCOME STATEMENT
(unaudited)
(in millions, except per share amounts)

	Year Ended December 31,
	2015	2014	Change
Net Sales (including prior year related party sales of $78.7)	$1,574.4	$1,672.1	(5.8)%
Cost of products sold (including prior year related party purchases of $72.5)	1,042.8	1,123.5	(7.2)
Gross Profit	531.6	548.6	(3.1)
Research and development expenses	32.3	33.6	(3.9)
Selling and general expenses	398.5	424.5	(6.1)
Goodwill impairment	474.0	—	N.M
Other income, net	4.5	(3.8)	N.M.
Operating (Loss) Profit	(377.7)	94.3	N.M.
Interest income	0.3	2.9	(89.7)
Interest expense	(33.1)	(6.0)	N.M.
(Loss) Income Before Income Taxes	(410.5)	91.2	N.M.
Provision for income taxes	(15.8)	(64.1)	(75.4)
Net (Loss) Income	$(426.3)	$27.1	N.M

Interest expense, net	32.8	3.1	N.M.
Provision for income taxes	15.8	64.1	(75.4)
Depreciation and amortization	65.4	85.4	(23.4)
EBITDA	$(312.3)	$179.7	N.M.

Per Share Basis
Basic	$(9.15)	$0.58	N.M
Diluted	(9.15)	0.58	N.M

Common Shares Outstanding (in thousands)	As of December 31,
	2015	2014
Basic	46,585	46,536
Diluted	46,585	46,538

HALYARD HEALTH, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per-share amounts)

	Three Months Ended December 31, 2015
	As Reported	Spin-Related Transition Charges	Goodwill Impairment	Litigation	Intangibles Amortization	As Adjusted Non-GAAP
Cost of products sold	$267.8	$(1.7)	$—	$—	$(0.9)	$265.2
Gross profit	133.6	1.7	—	—	0.9	136.2
Research and development	9.8	(0.4)	—	—	—	9.4
Selling and general expenses	98.3	(6.4)	—	—	(5.7)	86.2
Goodwill impairment	(1.5)	—	1.5	—	—	—
Other expense and (income), net	6.5	1.0	—	(7.8)	—	(0.3)
Operating profit	20.5	7.5	(1.5)	7.8	6.6	40.9
Income (Loss) before income taxes	12.5	7.5	(1.5)	7.8	6.6	32.9
Income tax provision	2.0	(3.4)	—	(2.8)	(2.2)	(6.4)
Effective tax rate	(16.0)%					19.5%
Net income	$14.5	$4.1	$(1.5)	$5.0	$4.4	$26.5

Adjusted diluted EPS	$0.31	$0.09	$(0.03)	$0.11	$0.09	$0.57

	Three Months Ended December 31, 2014
		Pre Spin-off		Post Spin-off
	As Reported (a)	Spin- Related Transaction Charges	Manufacturing Strategic Changes	Spin- Related Transition Charges	Manufacturing Strategic Changes	Intangibles Amortization	As Adjusted Non-GAAP
Cost of products sold	$282.9	$(0.4)	$(2.3)	$(0.8)	$(2.8)	$(0.9)	$275.7
Gross profit	156.5	0.4	2.3	0.8	2.8	0.9	163.7
Research and development	7.5	—	—	—	—	—	7.5
Selling and general expenses	126.4	(27.4)	—	(11.4)	—	(7.1)	80.5
Operating profit	24.0	27.8	2.3	12.2	2.8	8.0	77.1
Income before income taxes	18.1	27.8	2.3	12.2	2.8	8.0	71.2
Income tax provision	(20.5)	21.7	10.0	(4.7)	(0.6)	(3.1)	2.8
Effective tax rate	113.3%						(3.9)%
Net (loss) income	$(2.4)	$49.5	$12.3	$7.5	$2.2	$4.9	$74.0

Adjusted diluted EPS	$(0.05)	$1.06	$0.26	$0.16	$0.05	$0.11	$1.59

(a)
For the three months ended December 31, 2014, potentially dilutive stock options and restricted share unit awards were excluded from the computation of earnings per share as their effect would have been anti-dilutive.

HALYARD HEALTH, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per-share amounts)

	Year Ended December 31, 2015
	As Reported (a)	Spin-Related Transition Charges	Manufacturing Strategic Changes	Goodwill Impairment	Litigation	Intangibles Amortization	As Adjusted Non-GAAP
Cost of products sold	1,042.8	$(9.9)	$(0.3)	$—	$—	$(3.2)	$1,029.4
Gross profit	531.6	9.9	0.3	—	—	3.2	545.0
Research and development	32.3	(1.4)	—	—	—	—	30.9
Selling and general expenses	398.5	(43.6)	—	—	—	(22.6)	332.3
Goodwill impairment	474.0	—	—	(474.0)	—	—	—
Other expense and (income), net	4.5	1.0	12.3	—	(16.9)	—	0.9
Operating (loss) profit	(377.7)	53.9	(12.0)	474.0	16.9	25.8	180.9
(Loss) income before income taxes	(410.5)	53.9	(12.0)	474.0	16.9	25.8	148.1
Income tax provision	(15.8)	(21.1)	3.6	—	(6.3)	(9.6)	(49.2)
Effective tax rate	(3.8)%						33.2%
Net (loss) income	$(426.3)	$32.8	$(8.4)	$474.0	$10.6	$16.2	$98.9

Adjusted diluted EPS	$(9.15)	$0.71	$(0.18)	$10.13	$0.23	$0.35	$2.11

(a)
For the year ended December 31, 2015, potentially dilutive stock options and restricted share unit awards were excluded from the computation of earnings per share as their effect would have been anti-dilutive.

	Year Ended December 31, 2014
		Pre Spin-off		Post Spin-off
	As Reported	Spin- Related Transaction Charges	Manufacturing Strategic Changes	Spin- Related Transition Charges	Manufacturing Strategic Changes	Intangibles Amortization	As Adjusted Non-GAAP
Cost of products sold	$1,123.5	$(4.5)	$(57.0)	$(0.8)	$(2.8)	$(3.6)	$1,054.8
Gross profit	548.6	4.5	57.0	0.8	2.8	3.6	617.3
Research and development	33.6	(0.1)	—	—	—	—	33.5
Selling and general expenses	424.5	(84.4)	—	(11.4)	—	(28.6)	300.1
Operating profit	94.3	89.0	57.0	12.2	2.8	32.2	287.5
Income before income taxes	91.2	89.0	57.0	12.2	2.8	32.2	284.4
Income tax provision	(64.1)	(1.0)	(10.5)	(4.7)	(0.6)	(12.4)	(93.3)
Effective tax rate	70.3%						32.8%
Net income	$27.1	$88.0	$46.5	$7.5	$2.2	$19.8	$191.1

Adjusted diluted EPS	$0.58	$1.89	$1.00	$0.16	$0.05	$0.43	$4.11

HALYARD HEALTH, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Three Months Ended December 31, 2015
	As Reported	Spin- Related Transition Charges	Goodwill Impairment	Litigation	As Adjusted
Net Income	$14.5	$4.1	$(1.5)	$5.0	$22.1
Interest expense, net	8.0	—	—	—	8.0
Income tax provision	(2.0)	3.4	—	2.8	4.2
Depreciation and amortization	16.8	—	—	—	16.8
EBITDA	$37.3	$7.5	$(1.5)	$7.8	$51.1

	Three Months Ended December 31, 2014
		Pre Spin-off		Post Spin-off
	As Reported	Spin- Related Transaction Charges	Manufacturing Strategic Changes	Spin- Related Transition Charges	Manufacturing Strategic Changes	As Adjusted
Net (Loss) Income	$(2.4)	$49.5	$12.3	$7.5	$2.2	$69.1
Interest expense, net	5.9	—	—	—	—	5.9
Income tax provision	20.5	(21.7)	(10.0)	4.7	0.6	(5.9)
Depreciation and amortization	23.8	—	(2.3)	(0.5)	(3.2)	17.8
EBITDA	$47.8	$27.8	$—	$11.7	$(0.4)	$86.9

HALYARD HEALTH, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Year Ended December 31, 2015
	As Reported	Spin- Related Transition Charges	Manufacturing Strategic Changes	Goodwill Impairment	Litigation	As Adjusted
Net (Loss) Income	$(426.3)	$32.8	$(8.4)	$474.0	$10.6	$82.7
Interest expense, net	32.8	—	—	—	—	32.8
Income tax provision	15.8	21.1	(3.6)	—	6.3	39.6
Depreciation and amortization	65.4	(0.8)	—	—	—	64.6
EBITDA	$(312.3)	$53.1	$(12.0)	$474.0	$16.9	$219.7

	Year Ended December 31, 2014
		Pre Spin-off		Post Spin-off
	As Reported	Spin- Related Transaction Charges	Manufacturing Strategic Changes	Spin- Related Transition Charges	Manufacturing Strategic Changes	As Adjusted
Net Income	$27.1	$88.0	$46.5	$7.5	$2.2	$171.3
Interest expense, net	3.1	—	—	—	—	3.1
Income tax provision	64.1	1.0	10.5	4.7	0.6	80.9
Depreciation and amortization	85.4	(1.1)	(9.7)	(0.5)	(3.2)	70.9
EBITDA	$179.7	$87.9	$47.3	$11.7	$(0.4)	$326.2

2016 OUTLOOK

	Estimated Range
Adjusted diluted earnings per share	$1.45	to	$1.65
Amortization	(0.28)	to	(0.28)
Spin-related transition expenses	(0.20)	to	(0.13)
Other	(0.18)	to	(0.12)
Diluted earnings per share (GAAP)	$0.79	to	$1.12

HALYARD HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in millions)

	As of December 31,
	2015	2014
ASSETS
Current Assets
Cash and cash equivalents	$129.5	$149.0
Accounts receivable, net	224.7	233.9
Inventories	303.2	283.1
Current deferred income taxes and other current assets	18.6	17.6
Total Current Assets	676.0	683.6
Property, Plant and Equipment, Net	279.5	277.8
Assets Held for Sale	—	2.6
Goodwill	945.2	1,426.1
Other Intangible Assets, net	82.6	108.3
Deferred Tax Assets	14.9	17.3
Other Assets	2.0	2.2
TOTAL ASSETS	$2,000.2	$2,517.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Debt payable within one year	$—	$3.9
Trade accounts payable	163.2	168.7
Accrued expenses	152.0	183.4
Total Current Liabilities	315.2	356.0
Long-Term Debt	578.1	622.6
Deferred Tax Liabilities	23.8	27.9
Other Long-Term Liabilities	27.8	20.2
TOTAL LIABILITIES	944.9	1,026.7
Stockholders’ Equity	1,055.3	1,491.2
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,000.2	$2,517.9

HALYARD HEALTH, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENT
(unaudited)
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Operating Activities
Net income (loss)	$14.5	$(2.4)	$(426.3)	$27.1
Depreciation and amortization	16.8	23.8	65.4	85.4
Goodwill and asset impairments	(1.5)	—	474.0	41.9
Net loss (gain) on asset dispositions	0.9	3.2	(6.7)	6.7
Changes in operating assets and liabilities	(3.6)	31.0	(17.0)	12.8
Deferred income taxes and other	(4.1)	(15.0)	8.2	(26.0)
Cash Provided by Operating Activities	23.0	40.6	97.6	147.9
Investing Activities
Capital expenditures	(6.0)	(18.1)	(70.4)	(78.5)
Proceeds from property dispositions	—	7.8	7.8	7.8
Cash Used in Investing Activities	(6.0)	(10.3)	(62.6)	(70.7)
Financing Activities
Debt proceeds	—	636.1	—	638.0
Debt issuance costs	—	(11.8)	—	(11.8)
Debt repayments	—	(10.9)	(51.0)	(13.8)
Purchase of treasury stock	—	—	(1.0)	—
Proceeds and excess tax benefits from the exercise of stock options	0.2	—	1.4	—
Change in Kimberly-Clark's net investment	—	(551.9)	—	(586.7)
Other	—	0.1	—	3.5
Cash Provided by (Used in) Financing Activities	0.2	61.6	(50.6)	29.2
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(0.2)	(1.3)	(3.9)	(1.5)
Increase (Decrease) in Cash and Cash Equivalents	17.0	90.6	(19.5)	104.9
Cash and Cash Equivalents - Beginning of Period	112.5	58.4	149.0	44.1
Cash and Cash Equivalents - End of Period	$129.5	$149.0	$129.5	$149.0

HALYARD HEALTH, INC.
SELECTED BUSINESS SEGMENT DATA
(unaudited)
(in millions)

	Three Months Ended December 31,
	2015	2014	Change
Net Sales
Surgical and Infection Prevention	$262.7	$299.1	(12.2)%
Medical Devices	134.2	128.2	4.7
Corporate & Other(a)	4.5	12.1	N.M.
Total Net Sales	$401.4	$439.4	(8.6)%

Operating Profit
Surgical and Infection Prevention(b)	$27.1	$48.2	(43.8)%
Medical Devices(c)	21.2	28.0	(24.3)
Corporate and Other(d)	(22.8)	(53.6)	N.M.
Goodwill impairment	1.5	—	N.M.
Other (expense) income, net(e)	(6.5)	1.4	N.M.
Total Operating Profit	$20.5	$24.0	(14.6)%
_______________________________________________

(a)	Corporate & Other net sales include sales of non-healthcare products to Kimberly-Clark.

(b)	S&IP operating profit includes $0.2 million and $0.2 million of amortization of expense for the quarters ended December 31, 2015 and 2014, respectively.

(c)	Medical Devices operating profit includes $6 million and $8 million of amortization expense for the quarters ended December 31, 2015 and 2014, respectively.

(d)
Corporate and Other for the three months ended December 31, 2015 includes $8 million of post-spin related transition expenses. Corporate and Other for the three months ended December 31, 2014 includes $28 million of spin-off related transaction costs, $12 million of post spin-off transition costs and $5 million of costs related to the disposal of one of our disposable glove facilities in Thailand.

(e)	Other (expense) income, net for the three months ended December 31, 2015 includes $8 million related to legal expenses and litigation.
N.M. - not meaningful

Percentage Change - Net Sales vs. Prior Year		Changes Due To
	Total	Volume(a)	Pricing/Mix	Currency	Other(b)
Consolidated	(9)%	(2)%	(2)%	(2)%	(3)%
S&IP	(12)%	(5)%	(2)%	(3)%	(2)%
Medical Devices	5%	6%	—%	(1)%	—%
_______________________________

(a)	Volume excludes changes in sales volume to Kimberly-Clark.

(b)	Other includes changes in sales volume to Kimberly-Clark and rounding.

HALYARD HEALTH, INC.
SELECTED BUSINESS SEGMENT DATA
(unaudited)
(in millions)

	Year Ended December 31,
	2015	2014	Change
Net Sales
Surgical and Infection Prevention	$1,030.2	$1,139.3	(9.6)%
Medical Devices	509.5	501.7	1.6
Corporate & Other(a)	34.7	31.1	N.M.
Total Net Sales	$1,574.4	$1,672.1	(5.8)%

Operating (Loss) Profit
Surgical and Infection Prevention(b)	$98.4	166.3	(40.8)%
Medical Devices(c)	107.8	104.6	3.1
Corporate and Other(d)	(105.4)	(180.4)	N.M.
Goodwill impairment	(474.0)	—	N.M.
Other (expense) income, net(e)	(4.5)	3.8	N.M.
Total Operating (Loss) Profit	$(377.7)	$94.3	N.M.
_______________________________________________

(a)	Corporate & Other net sales include sales of non-healthcare products to Kimberly-Clark.

(b)	S&IP operating profit includes $0.8 million and $0.8 million of amortization of expense for the years ended December 31, 2015 and 2014, respectively.

(c)	Medical Devices operating profit includes $25 million and $31 million of amortization expense for the years ended December 31, 2015 and 2014, respectively.

(d)
Corporate and Other for the year ended December 31, 2015 includes $54 million of post-spin related transition expenses. Corporate and Other for the year ended December 31, 2014 includes $89 million of spin-off related transaction costs, $60 million of costs related to the disposal of one of our disposable glove facilities in Thailand and $12 million of post spin-off transition costs.

(e)
Other (expense) income, net for the year ended December 31, 2015 includes $17 million related to legal expenses and litigation and a $12 million million gain on the disposal of one of our disposable glove facilities in Thailand.

N.M. - not meaningful

Percentage Change - Net Sales vs. Prior Year		Changes Due To
	Total	Volume(a)	Pricing/Mix	Currency	Other(b)
Consolidated	(6)%	(1)%	(1)%	(3)%	(1)%
S&IP	(10)%	(3)%	(2)%	(3)%	(2)%
Medical Devices	2%	3%	—%	(1)%	—%
_______________________________

(a)	Volume excludes changes in sales volume to Kimberly-Clark.

(b)	Other includes changes in sales volume to Kimberly-Clark and rounding.